AGREEMENT OF ACQUISITION BETWEEN

                           ARISE TECNOLOGIES CO., LTD

                                       AND

                             ARISE TECHNOLOGIES INC.



                                    AGREEMENT


         This Agreement, dated as of March 7, 2007, is by and among ARISE TECHNOLOGIES CO., LTD., A Taiwan Corporation ("ATECH"), and ARISE TECHNOLOGIES INC., A Nevada Corporation ("ARTK").

         Whereas, the Boards of Directors of ATECH and ARTK each have, in light of and subject to the terms and conditions set forth herein, (i) determined that the Acquisition (as defined below) is fair to their respective stockholders and in the best interests of such stockholders and (ii) approved the Acquisition in accordance with this Agreement;

         Whereas, this Agreement constitutes the entire, final and complete agreement between ATECH and ARTK and supersedes and replaces all prior or existing written and oral agreements between ATECH and ARTK with respect to the subject matter hereof;

         Whereas, ATECH and ARTK desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and also to prescribe various conditions to the Acquisition;

         Now, therefore, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, ATECH and ARTK hereby agree as follows:

THE ACQUISITION.

         Effective upon the execution of this Agreement and upon the terms and subject to the conditions of this Agreement ATECH shall acquire all the outstanding shares of ARTK and ARTK shall continue its existence as a wholly owned subsidiary of ATECH.

BOARD OF DIRECTORS AND OFFICERS.

         BOARD OF DIRECTORS AND OFFICERS OF ATECH. At, or prior to the signing of this Agreement, ARTK and ATECH agree to take such action as is necessary (i) to cause the number of directors comprising the full Board of Directors of ATECH to be ONE (1) persons and (ii) to cause JASON CHUAN-CHEN HU , (the "ARTK Designees") to be elected as directors of ATECH. If either of the ARTK Designees, respectively, shall decline or be unable to serve as a director prior to the Effective Date of this agreement, ARTK shall nominate another person to serve in such person's stead, upon approval of the remaining party.

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

CONVERSION OF SHARES.

         (a) At the Effective Date, each share of common stock, par value $0.0001 per share, of ARTK (individually a "ARTK Share" and collectively, the "ARTK Shares") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Acquisition, and without any action on the part of ARTK, ATECH or the holder thereof, be canceled and converted into the right to receive, upon the surrender of the certificate formerly representing such share, 24,000,000 shares of ATECH's Common Stock, $0.0001 par value per share.

         All ATECH Shares, issued upon the surrender for exchange of ARTK Shares in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such ARTK Shares. There shall be no further registration of transfers on the stock transfer books of either of the companies (ARTK or ATECH), of the ARTK Shares or ATECH Shares, which were outstanding immediately prior to the date of this Agreement.

TAKING OF NECESSARY ACTION; FURTHER ACTION.

         If, at any time after the Agreement Date, ARTK or ATECH reasonably determine that any deeds, assignments, or instruments or confirmations of transfer are necessary or desirable to carry out the purposes of this Agreement and to vest ATECH with full right, title and possession to all assets, property, rights, privileges, powers and franchises of ARTK, the officers and directors of ATECH and ARTK are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary or desirable action.


REPRESENTATIONS AND WARRANTIES OF ATECH

         ATECH hereby represents and warrants to ARTK as follows:

ORGANIZATION AND QUALIFICATION.

         (a) ATECH is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on ATECH. When used in connection with ATECH, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of ATECH, other than any change or effect arising out of general economic conditions unrelated to any business in which ATECH is engaged, or
         (ii) that may impair the ability of ATECH to perform its obligations hereunder or to consummate the transactions contemplated hereby.
         (b) ATECH has heretofore delivered to ARTK accurate and complete copies of the Articles of Incorporation and Bylaws (or similar governing documents), as currently in effect, of ATECH (a copy of which are attached).

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


CAPITALIZATION OF ATECH.

         The authorized capital stock of ATECH consists of: (i) 500 million shares that may be issued. As of the date of this Agreement March 7, 2007 ATECH Shares were issued and outstanding. As of the date of this Agreement there are no outstanding obligations of ATECH to repurchase, redeem or otherwise acquire any ATECH or stockholder agreements, voting trusts or other agreements or understandings to which ATECH is a party or by which it is bound relating to the voting or registration of any shares of capital stock of ATECH. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security) any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

AUTHORITY RELATIVE TO THIS AGREEMENT.

         ATECH has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by the Board of Directors of ATECH (the "ATECH Board") and no other corporate proceedings on the part of ATECH are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ATECH and constitutes a valid, legal, and binding agreement of ATECH, enforceable against ATECH in accordance with its terms.

NO DEFAULT.

         ATECH is not in breach, default, or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default, or violation) of any term, condition or provision of (i) its Certificate of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement, or other instrument or obligation to which ATECH is now a party or by which any of its respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule, or regulation applicable to ATECH or any of its respective properties or assets, except in the case of (ii) or (iii) for violations, breaches, or defaults that would not have a Material Adverse Effect on ATECH. Each note, bond, mortgage, indenture, lease, license, contract, agreement, or other instrument or obligation to which ATECH is now a party or by which its respective properties or assets may be bound that is material to ATECH and that has not expired, is in full force and effect and is not subject to any material default thereunder of which ATECH is aware by any party obligated to ATECH hereunder. NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES.

         ATECH does not have any liabilities or obligations of any nature, whether or not accrued, contingent, or otherwise, that would be required by generally accepted accounting principles to be reflected on a balance sheet of ATECH (including the notes thereto) or which would have a Material Adverse Effect on ATECH. ATECH has not incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to ATECH having or which reasonably could be expected to have, a Material Adverse Effect on ATECH.

LITIGATION.

         There is no suit, claim, action, proceeding, or investigation pending, or, to the knowledge of ATECH, threatened against ATECH or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on ATECH or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. ATECH is not subject to any outstanding order, writ, injunction, or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on ATECH or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

COMPLIANCE WITH APPLICABLE LAW.

         ATECH holds all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "ATECH Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders, and approvals which would not have a Material Adverse Effect on ATECH.

EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

         There are no employees, employee benefit plans or other issues related to employees or Labor matters with ATECH.

ENVIRONMENTAL LAWS AND REGULATIONS.

         ATECH is in material compliance with all applicable federal, state, local, and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that would not have a Material Adverse Effect on ATECH, which compliance includes, but is not limited to, the possession by ATECH of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) ATECH has not received written notice of, or, to the knowledge of ATECH, is the subject of, any action, cause of action, claim, investigation, demand, or notice by any person or entity alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim") that could reasonably be expected to have a Material Adverse Effect on ATECH; and (iii) to the knowledge of ATECH, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.

                  (b) There are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on ATECH that are pending or, to the knowledge of ATECH, threatened against ATECH or, to the knowledge of ATECH, against any person or entity whose liability for any Environmental Claim ATECH has or may have retained or assumed either contractually or by operation of law.

         TAX MATTERS.

         (a) ATECH has filed or has had filed on its behalf, in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns (as defined herein) with respect to Taxes (as defined herein) of ATECH and all Tax Returns were in all material respects true, complete, and correct;

         (ii) all material Taxes with respect to ATECH have been paid in full or have been provided for, in accordance with GAAP, on ATECH's most recent balance sheet. (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, province, local, or foreign income or other material Tax Returns required to be filed by or with respect to ATECH; (iv) to the knowledge of ATECH none of the Tax Returns of, or with respect to, ATECH is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to ATECH which has not been abated or paid in full.
         (b) For purposes of this Agreement, (i) "Taxes" shall mean all taxes, charges, fees, levies, or other assessments, including, without limitation, income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, employment, employer health, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority and (ii) "Tax Return" shall mean any report, return, documents declaration or other information or filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes.

TITLE TO PROPERTY.

         ATECH has good and defensible title to all of its properties and assets, free and clear of all liens, charges, and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on ATECH; and, to ATECH's knowledge, all leases pursuant to which ATECH leases from others real or personal property are in good standing, valid, and effective in accordance with their respective terms, and there is not, to the knowledge of ATECH, under any of such leases, any existing material default or event of default (or event which with notice of lapse of time, or both, would constitute a default and in respect of which ATECH has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity and effectiveness, or the existence of such default or event, would not have a Material Adverse Effect on ATECH.

INTELLECTUAL PROPERTY.

         (a) ATECH owns, or possesses, adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, service marks, copyrights, trade secrets and applications thereof that are material to its business as currently conducted (the "ATECH Intellectual Property Rights").
         (b) The validity of the ATECH Intellectual Property Rights and the title thereto of ATECH are not being questioned in any litigation to which ATECH is a party.
         (c) the conduct of the business of ATECH as now conducted, does not, to ATECH's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions completed hereby will not result in the loss or impairment of any ATECH Intellectual Property Rights.
         (d) ATECH has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where ATECH has elected to rely on patent or copyright protection in lieu of trade secret protection.

INSURANCE.

         ATECH currently does not maintain general liability and other business insurance.

CERTAIN BUSINESS PRACTICES.

         Neither ATECH nor any director, officer, agent, or employee of ATECH, have (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the US Foreign Corrupt Practices Act of 1977, as amended (the "FCPA"), or (iii) made any other unlawful payment.

INSIDER INTERESTS.
         ATECH, nor any officer or director of ATECH, has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or ATECH Intellectual Property Rights, used in or pertaining to the business of ATECH, except for the ordinary rights of a stockholder or employee stock optionholder.

OPINION OF FINANCIAL ADVISER.

         No advisers, as of the date hereof, have delivered to the ATECH Board a written opinion to the effect that, as of such date, the exchange ratio contemplated by the Acquisition is fair to the holders of ATECH Shares.

BROKERS.

         No broker, finder or investment banker is entitled to any brokerage, finders, or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by, or on behalf of, ATECH.

DISCLOSURE.

         No representation or warranty of ATECH in this Agreement or any certificate, schedule, document, or other instrument furnished or to be furnished to ARTK pursuant hereto, or in connection herewith, contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits, or will omit to state, a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

NO EXISTING DISCUSSIONS.

         As of the date hereof, ATECH is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition.

MATERIAL CONTRACTS.

         (a) ATECH has delivered or otherwise made available to ARTK true, correct, and complete copies of all contracts and agreements (and all amendments, modifications, and supplements thereto and all side letters to which ATECH is a party affecting the obligations of any party thereunder) to which ATECH is a party or by which any of its properties or assets are bound, that are material to the business, properties or assets of ATECH taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of ATECH taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute, or indemnification contracts (including, without limitation, any contract to which ATECH is a party involving employees of ATECH); (ii) licensing, publishing, merchandising, or distribution agreements; (iii) contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise; (vi) contracts or agreements with any Governmental Entity, and (vii) all commitments and agreements to enter into any of the foregoing. ATECH is not a party to, or bound by any severance, golden parachute, or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.
         (b) Each of the ATECH Contracts is valid and enforceable in accordance with its terms, and there is no default under any ATECH Contract so listed either by ATECH or, to the knowledge of ATECH, by any other party thereto, and no event has occurred that with the lapse of time or the giving of notice, or both, would constitute a default thereunder by ATECH or, to the knowledge of ATECH, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on ATECH.
         (c) No party to any such ATECH Contract has given notice to ATECH of or made a claim against ATECH with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on ATECH.


REPRESENTATIONS AND WARRANTIES OF ARTK

         ARTK hereby represents and warrants to ATECH as follows:

ORGANIZATION AND QUALIFICATION.

         (a) Each of ARTK and its subsidiaries is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease, and operate its properties and to carry on its businesses as now being conducted, except where the failure to be so organized, existing, and in good standing or to have such power and authority would not have a Material Adverse Effect (as defined below) on ARTK. When used in connection with ARTK, the term "Material Adverse Effect" means any change or effect (i) that is or is reasonably likely to be materially adverse to the business, results of operations, condition (financial or otherwise) or prospects of ARTK and its subsidiaries, taken as a whole, other than any change or effect arising out of general economic conditions unrelated to any businesses in which ARTK and its subsidiaries are engaged, or (ii) that may impair the ability of ARTK to consummate the transactions contemplated hereby.

         (b) ARTK has heretofore delivered to ATECH accurate and complete copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of ARTK. Each of ARTK and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on ARTK.

CAPITALIZATION OF ARTK.

         (a) As of the date of this Agreement, the authorized capital stock of ARTK consists of; (i) 24,000,000 common Shares were issued and were outstanding,
(ii) all of the outstanding ARTK Shares have been duly authorized and validly issued, and are fully paid, non-assessable and free of preemptive rights.
         (b) ARTK is the record and beneficial owner of all of the issued and outstanding shares of capital stock of its subsidiaries.
         (c) Between October to December 2006, and the date hereof, no shares of ARTK's capital stock have been issued and no ARTK Stock options have been granted. As of the date hereof, there are no outstanding (i) shares of capital stock or other voting securities of ARTK, (ii) securities of ARTK or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of ARTK, (iii) options or other rights to acquire from ARTK or its subsidiaries, or obligations of ARTK or its subsidiaries to issue, any capital stock, voting securities or securities convertible into, or exchangeable for, capital stock or voting securities of ARTK, or (iv) equity equivalents, interests in the ownership or earnings of ARTK or its subsidiaries or other similar rights (collectively, "ARTK Securities"). As of the date hereof, there are no outstanding obligations of ARTK or any of its subsidiaries to repurchase, redeem or otherwise acquire any ARTK Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which ARTK is a party or by which it is bound relating to the voting or registration of any shares of capital stock of ARTK.
         (d) There are no securities of ARTK convertible into or exchangeable for, no options or other rights to acquire from ARTK, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of ARTK.
         (e) The ARTK Shares constitute the only class of equity securities of ARTK or its subsidiaries.
         (f) ARTK does not own directly or indirectly more than fifty percent (50%) of the outstanding voting securities or interests (including membership interests) of any entity.
         (a) ARTK has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of ARTK (the "ARTK Board"), and no other corporate proceedings on the part of ARTK are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except, as referred to in
Section 3.17, the approval and adoption of this Agreement by the holders of at least a majority of the, then, outstanding ARTK Shares. This Agreement has been duly and validly executed and delivered by ARTK and constitutes a valid, legal and binding agreement of ARTK, enforceable against ARTK in accordance with its terms.

         (b) The ARTK Board has resolved to recommend that the stockholders of ARTK approve and adopt this Agreement.

AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION.
SEC REPORTS; FINANCIAL STATEMENTS.

         ARTK is not required to file forms, reports, and documents with the SEC.

INFORMATION SUPPLIED.

         None of the information supplied or to be supplied by ARTK for inclusion or incorporation by reference to an 8-K will, at the time an 8-K is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

CONSENTS AND APPROVALS; NO VIOLATIONS.

         For filings, permits, authorizations, consents, and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, the rules of the NASD, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by ARTK of this Agreement or the consummation by ARTK of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect on ARTK.

         Neither the execution, delivery and performance of this Agreement by ARTK nor the consummation by ARTK of the transactions contemplated hereby will
(i) conflict with or result in any breach of any provision of the respective Articles of Incorporation or Bylaws (or similar governing documents) of ARTK or any of ARTK's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which ARTK or any of ARTK's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or
(iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to ARTK or any of ARTK's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not have a Material Adverse Effect on ARTK.

NO DEFAULT.

         None of ARTK or any of its subsidiaries is in breach, default, or violation (and no event has occurred which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Articles of Incorporation or Bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which ARTK or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to ARTK, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults that would not have a Material Adverse Effect on ARTK. Each note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which ARTK or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound that is material to ARTK and its subsidiaries, taken as a whole and that has not expired, is in full force and effect and is not subject to any material default thereunder of which ARTK is aware by any party obligated to ARTK or any subsidiary thereunder.

NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES.

         Except as and to the extent disclosed by ARTK, none of ARTK or its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of ARTK and its consolidated subsidiaries (including the notes thereto) or which would have a Material Adverse Effect on ARTK. Except as disclosed by ARTK, none of ARTK or its subsidiaries has incurred any liabilities of any nature, whether or not accrued, contingent or otherwise, which could reasonably be expected to have, and there have been no events, changes or effects with respect to ARTK or its subsidiaries having or which could reasonably be expected to have, a Material Adverse Effect on ARTK. Except as and to the extent disclosed by ARTK there has not been (i) any material change by ARTK in its accounting methods, principles or practices (other than as required after the date hereof by concurrent changes in generally accepted accounting principles), (ii) any revaluation by ARTK of any of its assets having a Material Adverse Effect on ARTK, including, without limitation, any write-down of the value of any assets other than in the ordinary course of business or (iii) any other action or event that would have required the consent of any other party hereto had such action or event occurred after the date of this Agreement.

LITIGATION.

         There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of ARTK, threatened against ARTK or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on ARTK or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as disclosed by ARTK, none of ARTK or its subsidiaries is subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen in the future, could reasonably be expected to have a Material Adverse Effect on ARTK or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

COMPLIANCE WITH APPLICABLE LAW.

         Except as disclosed by ARTK, ARTK and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "ARTK Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals which would not have a Material Adverse Effect on ARTK. Except as disclosed by ARTK, ARTK and its subsidiaries are in compliance with the terms of the ARTK Permits, except where the failure to comply would not have a Material Adverse Effect on ARTK. Except as disclosed by ARTK, the businesses of ARTK and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section with respect to Environmental Laws and except for violations or possible violations which do not, and, insofar as reasonably can be foreseen, in the future will not, have a Material Adverse Effect on ARTK. Except as disclosed by ARTK no investigation or review by any Governmental Entity with respect to ARTK or its subsidiaries is pending or, to the knowledge of ARTK, threatened, nor, to the knowledge of ARTK, has any Governmental Entity indicated an intention to conduct the same, other than, in each case, those which ARTK reasonably believes will not have a Material Adverse Effect on ARTK.

EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

         (a) With respect to each employee benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in Section 3(3) of ERISA), maintained or contributed to at any time by ARTK, any of its subsidiaries or any entity required to be aggregated with ARTK or any of its subsidiaries pursuant to Section 414 of the United States Code (each, a "ARTK Employee Plan"), no event has occurred and, to the knowledge of ARTK, no condition or set of circumstances exists in connection with which ARTK or any of its subsidiaries could reasonably be expected to be subject to any liability which would have a Material Adverse Effect on ARTK.
         (b) (i) No ARTK Employee Plan is, or has been subject to, Title IV of ERISA or Section 412 of the United States Code; and (ii) each ARTK Employee Plan intended to qualify under Section 401(a) of the United States Code and each trust intended to qualify under Section 501(a) of the United States Code is the subject of a favorable Internal Revenue Service determination letter, and nothing has occurred which could reasonably be expected to adversely affect such determination.
         (c) Section 3.11(c) of the ARTK Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of each person who holds any ARTK Stock Options, together with the number of ARTK Shares which are subject to such option, the date of grant of such option, the extent to which such option is vested (or will become vested as a result of the Acquisition), the option price of such option (to the extent determined as of the date hereof), whether such option is a nonqualified stock option or is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the United States Code, and the expiration date of such option. Section 3.11(c) of the ARTK Disclosure Schedule also sets forth the total number of such incentive stock options and such nonqualified options. ARTK has furnished ATECH with complete copies of the plans pursuant to which the ARTK Stock Options were issued. Other than the automatic vesting of ARTK Stock Options that may occur without any action on the part of ARTK or its officers or directors, ARTK has not taken any action that would result in any ARTK Stock Options that are unvested becoming vested in connection with, or as a result of, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
         (d) ARTK has made available to ATECH: (i) a description of the terms of employment and compensation arrangements of all officers of ARTK and a copy of each such agreement currently in effect; (ii) copies of all agreements with consultants who are individuals obligating ARTK to make annual cash payments in an amount exceeding $60,000; (iii) a schedule listing all officers of ARTK who have executed a non-competition agreement with ARTK and a copy of each such agreement currently in effect; (iv) copies (or descriptions) of all severance agreements, programs and policies of ARTK with, or relating to, its employees, except programs and policies required to be maintained by law; and (v) copies of all plans, programs, agreements and other arrangements of the ARTK with, or relating to, its employees which contain change in control provisions.
         (e) There shall be no payment, accrual of additional benefits, acceleration of payments, or vesting in any benefit under any ARTK Employee Plan or any agreement or arrangement disclosed under this Section solely by reason of entering into or in connection with the transactions contemplated by this Agreement.
         (f) There are no controversies pending or, to the knowledge of ARTK threatened, between ARTK or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on ARTK. Neither ARTK nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by ARTK or any of its subsidiaries (and neither ARTK nor any of its subsidiaries has any outstanding material liability with respect to any terminated collective bargaining agreement or labor union contract), nor does ARTK know of any activities or proceedings of any labor union to organize any of its or any of its subsidiaries' employees. ARTK has no knowledge of any strike, slowdown, work stoppage, lockout or threat thereof by or with respect to any of its or any of its subsidiaries' employees.

ENVIRONMENTAL LAWS AND REGULATIONS.

         (a) Except as disclosed by ARTK, (i) each of ARTK and its subsidiaries is in material compliance with all Environmental Laws, except for non-compliance that would not have a Material Adverse Effect on ARTK, which compliance includes, but is not limited to, the possession by ARTK and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of ARTK or its subsidiaries has received written notice of, or, to the knowledge of ARTK, is the subject of, any Environmental Claim that could reasonably be expected to have a Material Adverse Effect on ARTK; and
(iii) to the knowledge of ARTK, there are no circumstances that are reasonably likely to prevent or interfere with such material compliance in the future.
         (b) Except as disclosed by ARTK, there are no Environmental Claims which could reasonably be expected to have a Material Adverse Effect on ARTK that are pending or, to the knowledge of ARTK, threatened against ARTK or any of its subsidiaries or, to the knowledge of ARTK, against any person or entity whose liability for any Environmental Claim, ARTK or its subsidiaries has, or may have, retained or assumed either contractually or by operation of law.

         TAX MATTERS.

         (i) ARTK and each of its subsidiaries has filed or has had filed on its behalf in a timely manner (within any applicable extension periods) with the appropriate Governmental Entity all income and other material Tax Returns with respect to Taxes of ARTK and each of its subsidiaries and all Tax Returns were in all material respects true, complete and correct; (ii) all material Taxes with respect to ARTK and each of its subsidiaries have been paid in full or have been provided for in accordance with GAAP on ARTK's most recent balance sheet which is part of the ARTK SEC Documents; (iii) there are no outstanding agreements or waivers extending the statutory period of limitations applicable to any federal, state, province, local, or foreign income or other material Tax Returns required to be filed by or with respect to ARTK or its subsidiaries;

         (iv) to the knowledge of ARTK none of the Tax Returns of, or with respect to, ARTK or any of its subsidiaries is currently being audited or examined by any Governmental Entity; and (v) no deficiency for any income or other material Taxes has been assessed with respect to ARTK or any of its subsidiaries which has not been abated or paid in full.

TITLE TO PROPERTY.

         ARTK and each of its subsidiaries have good and defensible title to all of their properties and assets, free and clear of all liens, charges and encumbrances except liens for taxes not yet due and payable and such liens or other imperfections of title, if any, as do not materially detract from the value of, or interfere with, the present use of the property affected thereby or which, individually or in the aggregate, would not have a Material Adverse Effect on ARTK; and, to ARTK's knowledge, all leases pursuant to which ARTK or any of its subsidiaries lease from others real or personal property are in good standing, valid, and effective in accordance with their respective terms, and there is not, to the knowledge of ARTK, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default and in respect of which ARTK or such subsidiary has not taken adequate steps to prevent such a default from occurring) except where the lack of such good standing, validity, and effectiveness, or the existence of such default or event of default would not have a Material Adverse Effect on ARTK.

INTELLECTUAL PROPERTY.

         (a) Each of ARTK and its subsidiaries owns, or possesses adequate licenses or other valid rights to use, all existing United States and foreign patents, trademarks, trade names, services marks, copyrights, trade secrets, and applications therefore that are material to its business as currently conducted (the "ARTK Intellectual Property Rights").
         (b) The validity of the ARTK Intellectual Property Rights and the title thereto of ARTK or any subsidiary, as the case may be, is not being questioned in any litigation to which ARTK or any subsidiary is a party.
         (c) The conduct of the business of ARTK and its subsidiaries as now conducted does not, to ARTK's knowledge, infringe any valid patents, trademarks, trade names, service marks or copyrights of others. The consummation of the transactions contemplated hereby will not result in the loss or impairment of any ARTK Intellectual Property Rights.
         (d) Each of ARTK and its subsidiaries has taken steps it believes appropriate to protect and maintain its trade secrets as such, except in cases where ARTK has elected to rely on patent or copyright protection in lieu of trade secret protection.

INSURANCE.

         ARTK and its subsidiaries maintain general liability and other business insurance that ARTK believes to be reasonably prudent for its business.

 AFFILIATES.

         Except for the directors and executive officers of ARTK, there are no persons who, to the knowledge of ARTK, may be deemed to be affiliates of ARTK under Rule 102(b) of Regulation S-X of the US SEC (the "ARTK Affiliates").

CERTAIN BUSINESS PRACTICES.

         None of ARTK, any of its subsidiaries, or any directors, officers, agents or employees of ARTK or any of its subsidiaries, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FCPA, or (iii) made any other unlawful payment.

INSIDER INTERESTS.

         No officer or director of ARTK has any interest in any material property, real or personal, tangible or intangible, including without limitation, any computer software or ARTK Intellectual Property Rights, used in or pertaining to the business of ARTK or any subsidiary, except for the ordinary rights of a stockholder or employee stock optionholder.

OPINION OF FINANCIAL ADVISER.

         No advisers, as of the date hereof, have delivered to the ARTK Board a written opinion to the effect that, as of such date, the exchange ratio contemplated by the Acquisition is fair to the holders of ARTK Shares.

BROKERS.

         No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ARTK.

DISCLOSURE.

         No representation or warranty of ARTK in this Agreement or any certificate, schedule, document or other instrument furnished or to be furnished to ATECH pursuant hereto or in connection herewith contains, as of the date of such representation, warranty or instrument, or will contain any untrue statement of a material fact or, at the date thereof, omits or will omit to state a material fact necessary to make any statement herein or therein, in light of the circumstances under which such statement is or will be made, not misleading.

NO EXISTING DISCUSSIONS.

         As of the date hereof, ARTK is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to any Third Party Acquisition.

MATERIAL CONTRACTS.

         (a) ARTK has delivered or otherwise made available to ATECH true, correct, and complete copies of all contracts and agreements (and all amendments, modifications and supplements thereto and all side letters to which ARTK is a party affecting the obligations of any party thereunder) to which ARTK or any of its subsidiaries is a party or by which any of their properties or assets are bound that are, material to the business, properties or assets of ARTK and its subsidiaries taken as a whole, including, without limitation, to the extent any of the following are, individually or in the aggregate, material to the business, properties or assets of ARTK and its subsidiaries taken as a whole, all: (i) employment, product design or development, personal services, consulting, non-competition, severance, golden parachute or indemnification contracts (including, without limitation, any contract to which ARTK is a party involving employees of ARTK); (ii) licensing, publishing, merchandising or distribution agreements; (iii) contracts granting rights of first refusal or first negotiation; (iv) partnership or joint venture agreements; (v) agreements for the acquisition, sale or lease of material properties or assets or stock or otherwise. (vi) contracts or agreements with any Governmental Entity; and (vii) all commitments and agreements to enter into any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.2 hereof, the `ARTK Contracts"). Neither ARTK nor any of its subsidiaries is a party to or bound by any severance, golden parachute or other agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the consummation of the transactions contemplated hereby.
         (b) Each of the ARTK Contracts is valid and enforceable in accordance with its terms, and there is no default under any ARTK Contract so listed either by ARTK or, to the knowledge of ARTK, any other party thereto, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder by ARTK or, to the knowledge of ARTK, any other party, in any such case in which such default or event could reasonably be expected to have a Material Adverse Effect on ARTK.
         (c) No party to any such ARTK Contract has given notice to ARTK of, or made a claim against, ARTK with respect to any breach or default thereunder, in any such case in which such breach or default could reasonably be expected to have a Material Adverse Effect on ARTK.

OTHER POTENTIAL ACQUIRERS.

         (a) ARTK, its affiliates and their respective officers, directors, employees, representatives, and agents shall immediately cease any existing discussions or negotiations, if any, with any parties conducted heretofore with respect to any Third Party Acquisition.

OTHER CONDITIONS

MEETINGS OF STOCKHOLDERS.

         Each of ARTK and ATECH shall take all action necessary, in accordance with the respective General Corporation Law (GCL) of its respective state or country, and its respective Articles of Incorporation and Bylaws, or similar governing documents, to duly call, give notice of, convene, and hold a meeting of its stockholders, or receive a written majority consent of its respective stockholders, as promptly as practicable, to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder votes required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the GCL and its charter and bylaws, in the case of ATECH and the General Corporation Law of its respective state or country, and its charter and bylaws, in the case of ARTK. ATECH and ARTK will, through their respective Boards of Directors, recommend to their respective stockholders approval of such matters.

OTC:BB LISTING.

         The parties shall use all reasonable efforts to cause the ATECH Shares, upon closing of the Acquisition, to be quoted on the Pink Sheets market and then work to get them listed on the Over-the-Counter Bulletin Board (OTC:BB)

ACCESS TO INFORMATION.

         Each of the parties hereto will hold and will cause its consultants and advisers to hold in confidence all documents and information furnished to it in connection with the transactions contemplated by this Agreement.

ADDITIONAL AGREEMENTS, REASONABLE EFFORTS.

         Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

EMPLOYEE BENEFITS; STOCK OPTION AND EMPLOYEE PURCHASE PLANS.

         It is the parties' present intent to provide after the Effective Date to employees of ARTK employee benefit plans (other than stock option or other plans involving the potential issuance of securities of ATECH) which, in the aggregate, are not less favorable than those currently provided by ARTK, if any. Notwithstanding the foregoing, nothing contained herein shall be construed as requiring the parties to continue any specific employee benefit plans.

PUBLIC ANNOUNCEMENTS.

         ARTK and ATECH will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Acquisition, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law or by obligations pursuant to any quotation requirements with the NASD as determined by ARTK or ATECH. INDEMNIFICATION.

                  (a) To the extent, if any, not provided by an existing right under one of the parties' directors and officers liability insurance policies, from and after the Effective Date, ATECH shall, to the fullest extent permitted by applicable law, indemnify, defend, and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Date, a director, officer or employee of the parties hereto or any subsidiary thereof (each an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, expenses (including reasonable attorneys' fees and expenses), claims, damages, or liabilities or, subject to the proviso of the next succeeding sentence, amounts paid in settlement arising out of actions or omissions occurring at or prior to the Agreement date and whether asserted or claimed prior to, (at or after the Agreement date) that are in whole or in part (i) based on, or arising out of the fact that such person is or was a director, officer, or employee of such party or a subsidiary of such party or (ii) based on, arising out of, or pertaining to the transactions contemplated by this Agreement. In the event of any such loss, expense, claim, damage or liability (whether or not arising before the Agreement date), (i) ATECH shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to ATECH, promptly after statements therefore are received and otherwise advance to such Indemnified Party upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by the GCL or its certificate of incorporation or bylaws, (ii) YFC 355 will cooperate in the defense of any such matter and (iii) any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under the GCL and ATECH's certificate of incorporation or bylaws shall be made by independent counsel mutually acceptable to ATECH and the Indemnified Party; provided, however, that ATECH shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). The Indemnified Parties as a group may retain only one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, conflict on any significant issue between positions of any two or more Indemnified Parties.
         (b) In the event ATECH or any of its successors or assigns (i) consolidates with, or merges into, any other person and shall not be the continuing or surviving corporation or entity or such consolidation or merger or
(ii) transfers all or substantially all of its properties and assets to any person, then and in either such case, proper provision shall be made so that the successors and assigns of ATECH shall assume the obligations set forth in this Agreement.
         (c) To the fullest extent permitted by law, from and after the Effective Date, all rights to indemnification now existing in favor of the employees, agents, majority stockholders, directors, or officers of ATECH and ARTK and their subsidiaries with respect to their activities as such prior to the Effective Date, as provided in ATECH's and ARTK's certificate of incorporation or bylaws, in effect on the date thereof or otherwise in effect on the date hereof, shall survive the Acquisition and shall continue in full force and effect for a period of not less than six years from the Agreement date.
         (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party, his or her heirs and his or her representatives.

NOTIFICATION OF CERTAIN MATTERS.

         The parties hereto shall give prompt notice to the other parties, of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Date, (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by such party or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Date, under any contract or agreement material to the financial condition, properties, businesses or results of operations of such party and its subsidiaries taken as a whole to which such party or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, or (v) any material adverse change in their respective financial condition, properties, businesses, results of operations or prospects taken as a whole, other than changes resulting from general economic conditions; provided, however, that the delivery of any notice pursuant to this Section shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

MISCELLANEOUS

NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties made herein shall not survive beyond the Agreement Date or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto which by its terms requires performance after the Effective Date.

ENTIRE AGREEMENT; ASSIGNMENT.

         This Agreement (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral, between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.
VALIDITY.

         If any provision of this Agreement, or the application thereof to any person or circumstance, is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable.

NOTICES.

         All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested), to each other party as follows:


IF TO ARTK:

     Arise Technologies Co., Ltd.
     ATTN: Mr. Shih (Allen) Liang
     4F. No. 9, Min-Te Road
     Hsin-Dian City, Taipei County, Taiwan (R.O.C)
     Tel: +886-932-208-413
     Fax: +886-2-8914-5245

IF TO ATECH:

     Arise Technologies Inc.
     ATTN: Mr. Jason Hu
     300 Center Ave. Ste. 202
     Bay City, MI 48708
     Tel: 989-509-5998
     Fax: 989-509-5998
or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to the principles of conflicts of law thereof.

DESCRIPTIVE HEADINGS.

         The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

PARTIES IN INTEREST.

         This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

CERTAIN DEFINITIONS.

         For the purposes of this Agreement, the term:

                  (a) "affiliate" means (except as otherwise provided in Sections 2.19, 3.19 and 4.13) a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person;
         (b) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;
         (c) "knowledge" or "known" means, with respect to any matter in question, if an executive officer of ATECH or ARTK or its subsidiaries, as the case may be, has actual knowledge of such matter;
         (d) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and
         (e) "subsidiary" or "subsidiaries" of ATECH, ARTK or any other person, means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which ATECH, ARTK or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

PERSONAL LIABILITY.

         This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of ATECH, ARTK or any officer, director, employee, agent, representative, or investor of any party hereto.

SPECIFIC PERFORMANCE.

         The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Acquisition, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by a court of competent jurisdiction located in the State of Michigan to compel performance of such party's obligations and to the granting by such court of the remedy of specific performance of its obligations hereunder; provided, however, that, if a party hereto is entitled to receive any payment or reimbursement of expenses, it shall not be entitled to specific performance to compel the consummation of the Acquisition.

COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         In Witness Whereof, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

ARISE TECHNOLOGIES CO., LTD.:
a Taiwanese Corporation


By: /s/
Mr. Shih (Allen) Liang, President & CEO
Date: March 7, 2007

ARISE TECHNOLOGIES INC.:
A Nevada Corporation

By: /s/
Jason Chuan-Chen Hu
Director
Date: March 7, 2007